Exhibit 10.1

FORM OF UNSECURED PROMISSORY NOTE

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE PROVISIONS OF ANY APPLICABLE STATE SECURITIES LAWS.  THIS NOTE MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

EFFECTIVE DATE AND PARTIES.  This Unsecured Promissory Note (the “Note”) is made effective as of _____________, 2010.  The parties and their addresses are:

LENDER	(“You” and “Your”):

Name

Address

BORROWER	(“we,’ ‘us,’ and “our”)

PROUROCARE INC
a Minnesota Corporation
6440 Flying Cloud Dr., STE 101
Eden Prairie, MN  55344

1. PROMISE TO PAY.  For value received, we promise to pay you or your order, at your address, the principal amount of $_____________ (“Principal”), plus interest from the date of this Note, on December 1, 2010 (the “Maturity Date”).

2. INTEREST.  Interest will accrue on the unpaid Principal balance of this Note as follows:

A.
Warrant-based Interest Payment.  During the first thirty (30) days of the term of this Note, for every $13,000 original principal amount of Notes, you shall receive as interest warrants to purchase 333.333 shares of ProUroCare Medical Inc. $0.00001 par value common stock substantially in the form of Exhibit B (the “Warrants”) for each day that the Principal remains unpaid.  Warrants earned will be prorated based on the principal amount of the Note for amounts that are not a multiple of $13,000, and fractional warrants will be rounded up to the next whole number.  The maximum number of warrants issued will be 10,000 warrants per each $13,000 of principal.

B.
Cash Interest – Following the first thirty (30) days of the term of this Note until the earliest to occur of the prepayment of the Principal, the conversion of this Note or the Maturity Date, interest will accrue on the unpaid Principal at a fixed rate per annum equal to six percent (6.0%) (the “Interest Rate”).  The Interest Rate shall be computed on the basis of actual days elapsed and a year of 360 days.

C.
Payment of Interest.  Within ten (10) days of the earliest to occur of (i) the prepayment or conversion of the unpaid Principal or (ii) June 27, 2010, the Company shall record in its books and records that the undersigned is entitled to that number of Warrants earned pursuant to Section 2.A. above, and deliver to you a certificate representing the earned Warrants.  Cash interest earned pursuant to Section 2.B. above shall be accrued and paid upon the earliest to occur of (i) the prepayment or conversion of the principal amount of the Note or (ii) the Maturity Date.

3. PREPAYMENT.  We may prepay the unpaid Principal, in full or in part at any time, together with any cash interest or warrant-based interest payment accrued thereon to the date of prepayment.  Any partial prepayment will not excuse any later scheduled payments until we pay in full.

4. CONVERSION PRIVILEGE.  The Principal and cash interest accrued thereon may be used to pay for the exercise of any warrants to purchase ProUroCare Medical Inc.’s common stock held by you or applied toward the subscription to any equity security offering of the Company, at the stated exercise or offering prices, to the extent permitted under the terms of such offering.

5. SUBORDINATION.  This Note shall be subordinated in all respects (including right of payment) to all other indebtedness of the Company, now existing or hereafter owing, to banks and other such financial institutions, as well as $543,000 of other loans.

6. DEFAULT.  The following shall be considered a default under this Note:

A.	Payments. We fail to make a payment in full when due, and fail to make such payment within five (5) days’ of your giving us notice of such failure to make the payment.

B.
Insolvency or Bankruptcy.  The death, dissolution or insolvency of appointment of a receiver by or on behalf of, application of any debtor relief law, the assignment for the benefit of creditors by or on behalf of, the voluntary or involuntary termination of existence by, or the commencement of any proceeding under any present or future federal or state insolvency, bankruptcy, reorganization, composition or debtor relief law by or against us.

C.	Business Termination. We merge, dissolve, reorganize, or end our business or existence.

D.
Failure to Perform.  We fail to perform any condition or to keep any promise or covenant of this Note and fail to cure this lack of performance within fifteen (15) days of your giving us notice thereof.

E.	Judgment. We fail to satisfy or appeal any judgment against us.

7. WAIVERS AND CONSENT.  To the extent not prohibited by law, we waive protest, presentment for payment, demand, notice of acceleration, notice of intent to accelerate and notice of dishonor.  You may renew or extend payments on this Note, regardless of the number of such renewals or extensions.  You may invoke your right of set-off.  Your course of dealing, or your forbearance from, or delay in, the exercise of any of your rights, remedies, privileges or right to insist upon our strict performance of any provisions contained in this Note shall not be construed as a waiver by you, unless any such waiver is in writing and is signed by you.

8. REMEDIES.  After we default pursuant to Section 6 hereof, and after you give any legally required notice and opportunity to cure the default, you may at your option do any one or more of the following,

A.	Acceleration. You may make all or any part of the amount owing by the terms of this Note immediately due.

B.	Sources. You may use any and all legal remedies you have under state or federal law.

C.	Set-Off. You may use the right of set-off. This means you may set-off any amount due and payable under the terms of this Note against any right we have to receive money from you.

D.
Waiver.  Except as otherwise required by law, by choosing any one or more of these remedies you do not give up your right to use any other remedy.  You do not waive a default if you choose not to use a remedy.  By electing not to use any remedy, you do not waive your right to later consider the event a default and to use any remedies if the default continues or occurs again.

9. COLLECTION EXPENSES AND ATTORNEYS’ FEES.  On or after default pursuant to Section 6 hereof, to the extent permitted by law, we agree to pay all expenses of collection, enforcement or protection of your rights and remedies under this Note.  Expenses include, but are not limited to, attorneys’ fees, court costs and other legal expenses.  In addition, to the extent permitted by the United States Bankruptcy Code, we agree to pay the reasonable attorneys’ fees incurred by you to protect your rights and interests in connection with any bankruptcy proceedings initiated by or against us.

10. WARRANTIES AND REPRESENTATIONS.  We make to you the following warranties and representations which will continue as long as this Note is in effect:

A. Power.  We are duly organized, and validly existing and in good standing in all jurisdictions in which we operate.  We have the power and authority to enter into this transaction and to carry on our business or activity as it is now being conducted and, as applicable, are qualified to do so in each jurisdiction in which we operate.

B. Authority.  The execution, delivery and performance of this Note and the obligation evidenced by this Note are within our powers, have been duly authorized, will not violate any provision of applicable law, or order of court or governmental agency, and will not violate any agreement to which we are a party or to which we are or any of our property is subject, unless consent with respect thereto has been obtained.

11. LOST, STOLEN, MUTILATED, OR DESTROYED NOTES.  If this Note is lost, stolen, mutilated, or destroyed, the Company may on such terms as to indemnity or otherwise (which shall, in the case of a mutilated Note, include the surrender thereof), issue a new Note of like denomination, tenor, and date as the Note so lost, stolen, mutilated, or destroyed. Any such new Note shall constitute a substitute contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated, or destroyed Note shall be at any time enforceable by anyone, and the allegedly lost, stolen, mutilated, or destroyed Note shall thereupon become void.

12. APPLICABLE LAW.  This Note is governed by the laws of Minnesota, without regards to its conflicts of law provisions.  In the event of a dispute, the exclusive forum, venue and place of jurisdiction will be in Minnesota, unless otherwise required by law.

13. SUCCESSORS.  This Note shall inure to the benefit of and be enforceable by you and your successors and assigns and shall be binding upon and enforceable against us and our successors and assigns.

14. AMENDMENT, INTEGRATION AND SEVERABILITY.  This Note may not be amended or modified by oral agreement.  No amendment or modification of this Note is effective unless made in writing and executed by you and us.  This Note is the complete and final expression of the agreement.  If any provision of this Note is unenforceable, then the unenforceable provision will be severed and the remaining provisions will still be enforceable.

15. INTERPRETATION.  Whenever used, the singular includes the plural and the plural includes the singular.  The section headings are for convenience only and are not to be used to interpret or define the terms of this Note.

16. NOTICE.  All notices or communications hereunder, except as herein otherwise specifically provided, shall be in writing and shall be deemed to have been given or made for all purposes (i) upon personal delivery, (ii) upon confirmation receipt that the communication was successfully sent to the applicable number if sent by facsimile; (iii) one day after being sent, when sent by professional overnight courier service, or (iv) five days after posting when sent by registered or certified mail.  Notices sent to the Lender shall be mailed, hand delivered or faxed to the Lender at his, her or its address set forth in the Subscription Agreement executed by Lender.  Notices sent to the Company shall be mailed, hand delivered or faxed to ProUroCare Medical Inc., 6440 Flying Cloud Dr., Suite 101, Eden Prairie, MN  55344, or to such other address as the Company or the Lender shall notify the other as provided in this Section.

17. SIGNATURES.  By signing, we agree to the terms contained in this Note.  We also acknowledge receipt of a copy of this Note.

BORROWER:

PROUROCARE INC.

By __________________________	__________________________
Richard C. Carlson	Date

Its: Chief Executive Officer